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                                                                    EXHIBIT 23.1
                                                                    ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of or incorporation by reference in this registration statement of our report dated January 26, 1999 (except with respect to the matter discussed in Note 12, as to which the date is February 17, 1999), included in Dayton Superior Corporation's Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.


                                               ARTHUR ANDERSEN LLP


Dayton, Ohio
September 17, 1999